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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of American International Group, Inc. of our report dated February 7, 2001 relating to the consolidated financial statements and financial statement schedules, which appears in American International Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
June 20, 2001